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                  [Letterhead of Sutherland, Asbill & Brennan, L.L.P.]

                                  Exhibit 7(b)


                                October 24, 1996





Southland Life Insurance Company
5780 Powers Ferry Road, N.W.
Atlanta, GA 30340

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Post-Effective Amendment No. 2 to the Form S-6 registration statement for Southland Separate Account L1 (File No. 33-97852). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                  Sincerely,

                                  SUTHERLAND, ASBILL & BRENNAN, L.L.P.




                                  By:    /s/ Susan S. Krawczyk
                                       --------------------------
                                       Susan S. Krawczyk, Esq.

LFB